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                                                                EXHIBIT NO. 99.2





                              AMENDED AND RESTATED


                                     BY-LAWS


                                       OF


                               MFS SERIES TRUST V
















                                                               DECEMBER 21, 1994
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                              AMENDED AND RESTATED

                                     BY-LAWS

                                       OF

                               MFS SERIES TRUST V



                                    ARTICLE I

                                   DEFINITIONS

         The terms "Commission", "Declaration", "Distributor", "Investment Adviser", "Majority Shareholder Vote", "1940 Act", "Shareholder", "Shares", "Transfer Agent", "Trust", "Trust Property" and "Trustees" have the respective meanings given them in the amended and restated Declaration of Trust of MFS Series Trust V, dated December 21, 1994 as amended from time to time.


                                   ARTICLE II

                                     OFFICES

         SECTION 1. PRINCIPAL OFFICE. Until changed by the Trustees, the principal office of the Trust in The Commonwealth of Massachusetts shall be in the City of Boston, County of Suffolk.

         SECTION 2. OTHER OFFICES. The Trust may have offices in such other places without as well as within the Commonwealth as the Trustees may from time to time determine.

                                   ARTICLE III

                                  SHAREHOLDERS

         SECTION 1. MEETINGS. Meetings of the Shareholders may be called at any time by a majority of the Trustees and shall be called by any Trustee upon written request of Shareholders holding in the aggregate not less than ten percent (10%) of the outstanding Shares of the Trust having voting rights, if shareholders of all series are required under the Declaration to vote in the aggregate and not by individual series at such meeting, or of any series or class if shareholders of such series or class are entitled under the Declaration to vote by individual series or class, such request specifying the purpose or purposes for which such meeting is to be called. Any such meeting shall be held within or without The Commonwealth of Massachusetts on such day and at such time as the Trustees shall designate.

         SECTION 2. NOTICE OF MEETINGS. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder entitled to vote at such meeting at his address as recorded on the register of the Trust, mailed at least (ten) 10 days and not more than (sixty) 60 days before the meeting. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held as adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

         SECTION 3. RECORD DATE FOR MEETINGS. For the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days, as the Trustees may determine; or without closing the transfer books the Trustees may fix a date not more than sixty (60) days prior to the date of any meeting of Shareholders or distribution or other action as a record date for the determination of the persons to be treated as Shareholders of record for such purpose.

         SECTION 4. PROXIES. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Clerk, or with such other officer or agent of the Trust as the Clerk may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a vote of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. The placing of a Shareholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Any copy, facsimile telecommunication or other reliable reproduction of a proxy may be substituted for or used in lieu of the original proxy for any and all purposes for which the original proxy could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original proxy or the portion thereof to be returned by the Shareholder.

         SECTION 5. QUORUM, ADJOURNMENT AND REQUIRED VOTE. A majority of outstanding Shares entitled to vote shall constitute a quorum at any meeting of Shareholders, except that where any provision of law, the Declaration or these By-laws permits or requires that holders of any series or class shall vote as a series or class, then a majority of the aggregate number of Shares of that series or class entitled to vote shall be necessary to constitute a quorum for the transaction of business by that series or class. In the absence of a quorum, a majority of outstanding Shares entitled to vote present in person or by proxy, or, where any provision of law, the Declaration or these By-laws permits or requires that holders of any series or class shall vote as a series or class, a majority of outstanding Shares of that series or class entitled to vote present in person or by proxy, may adjourn the meeting from time to time until a quorum shall be present. Only Shareholders of record shall be entitled to vote on any matter. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. Except as otherwise provided any provision of law, the Declaration or these By-laws, Shares representing a majority of the votes cast shall decide any matter (i.e., abstentions and broker non-votes shall not be counted) and a plurality shall elect a Trustee, provided that where any provision of law, the Declaration or these By-Laws permits or requires that holders of any series or class shall vote as a series or class, then a majority of the Shares of that series or class cast on the matter shall decide the matter (i.e., abstentions and broker non-votes shall not be counted) insofar as that series or class is concerned.

         SECTION 6. INSPECTION OF RECORDS. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

         SECTION 7. ACTION WITHOUT MEETING. Any action which may be taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof as shall be required by law, the Declaration or these By-Laws for approval of such matter) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

                                   ARTICLE IV

                                    TRUSTEES

         SECTION 1. MEETINGS OF THE TRUSTEES. The Trustees may in their discretion provide for regular or stated meetings of the Trustees. Notice of regular or stated meetings need not be given. Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the Chairman or by any one of the Trustees at the time being in office. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary, or the Clerk or an Assistant Clerk or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two days before the meeting, or shall be telegraphed, cabled, or wirelessed or sent by facsimile or other electronic means to each Trustee at his business address, or personally delivered to him at least one day before the meeting. Such notice may, however, be waived by any Trustee. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting. Except as provided by law the Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other, which telephone conference meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if all the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees' meetings. Such consents shall be treated as a vote for all purposes.

         SECTION 2. QUORUM AND MANNER OF ACTING. A majority of the Trustees shall be present at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration or these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

                                    ARTICLE V

                          COMMITTEES AND ADVISORY BOARD

         SECTION 1. EXECUTIVE AND OTHER COMMITTEES. The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than three (3) Trustees to hold office at the pleasure of the Trustees which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session, including the purchase and sale of securities and the designation of securities to be delivered upon redemption of Shares of the Trust, and such other powers of the Trustees as the Trustees may, from time to time, delegate to the Executive Committee except those powers which by law, the Declaration or these By-Laws they are prohibited from delegating. The Trustees may also elect from their own number other Committees from time to time, the number composing such Committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such Committees to be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation a Committee may elect its own Chairman.

         SECTION 2.  MEETING, QUORUM AND MANNER OF ACTING.  The Trustees may:

                  (i)      provide for stated meetings of any Committee,

                  (ii) specify the manner of calling and notice required for special meetings of any Committee,

                  (iii) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee,

                  (iv) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and

                  (v) authorize the members of a Committee to meet by means of a telephone conference circuit.

         Each Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

         SECTION 3. ADVISORY BOARD. The Trustees may appoint an Advisory Board to consist in the first instance of not less than three (3) members. Members of such Advisory Board shall not be Trustees or officers and need not be Shareholders. A member of such Advisory Board shall hold office for such period as the Trustees may by resolution provide. Any member of such board may resign therefrom by a written instrument signed by him which shall take effect upon delivery to the Trustees. The Advisory Board shall have no legal powers and shall not perform the functions of Trustees in any manner, such Advisory Board being intended merely to act in an advisory capacity. Such Advisory Board shall meet at such times and upon such notice as the Trustees may by resolution provide.

                                   ARTICLE VI

                                    OFFICERS

         SECTION 1. GENERAL PROVISIONS. The officers of the Trust shall be a Chairman, a President, a Treasurer and a Clerk, who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Vice Presidents, a Secretary and one or more Assistant Secretaries, one or more Assistant Treasurers, and one or more Assistant Clerks. The Trustees may delegate to any officer or Committee the power to appoint any subordinate officers or agents.

         SECTION 2. TERM OF OFFICE AND QUALIFICATIONS. Except as otherwise provided by law, the Declaration or these By-Laws, the Chairman, the President, the Treasurer and the Clerk shall hold office until his resignation has been accepted by the Trustees or until his respective successor shall have been duly elected and qualified, and all other officers shall hold office at the pleasure of the Trustees. Any two or more offices may be held by the same person. Any officer may be, but none need be, a Trustee or Shareholder.

         SECTION 3. REMOVAL. The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause by a vote of a majority of the Trustees. Any officer or agent appointed by any officer or Committee may be removed with or without cause by such appointing officer or Committee.

         SECTION 4. POWERS AND DUTIES OF THE CHAIRMAN. The Chairman may call meetings of the Trustees and of any Committee thereof when he deems it necessary and shall preside at all meetings of the Shareholders. Subject to the control of the Trustees and any Committees of the Trustees, the Chairman shall at all times exercise a general supervision and direction over the affairs of the Trust. The Chairman shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. The Chairman shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The Chairman shall have such other powers and duties as, from time to time, may be conferred upon or assigned to him by the Trustees.

         SECTION 5. POWERS AND DUTIES OF THE PRESIDENT. In the absence or disability of the Chairman, the President shall perform all the duties and may exercise any of the powers of the Chairman, subject to the control of the Trustees. The President shall perform such other duties as may be assigned to him from time to time by the Trustees or the Chairman.

         SECTION 6. POWERS AND DUTIES OF VICE PRESIDENTS. In the absence or disability of the President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees or the President.

         SECTION 7. POWERS AND DUTIES OF THE TREASURER. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds of the Trust which may come into his hands to such custodian as the Trustees may employ pursuant to Article X hereof. The Treasurer shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

         SECTION 8. POWERS AND DUTIES OF THE CLERK. The Clerk shall keep the minutes of all meetings of the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. He or the Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, he shall in general perform all duties incident to the office of Clerk and such other duties as from time to time may be assigned to him by the Trustees.

         SECTION 9. POWERS AND DUTIES OF THE SECRETARY. The Secretary, if any, shall keep the minutes of all meetings of the Trustees. He shall perform such other duties and have such other powers in addition to those specified in these By-Laws as the Trustees shall from time to time designate. If there be no Secretary or Assistant Secretary, the Clerk shall perform the duties of Secretary.

         SECTION 10. POWERS AND DUTIES OF ASSISTANT TREASURERS. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to him by the Trustees. Each Assistant Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

         SECTION 11. POWERS AND DUTIES OF ASSISTANT CLERKS. In the absence or disability of the Clerk, any Assistant Clerk designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Clerk. The Assistant Clerks shall perform such other duties as from time to time may be assigned to them by the Trustees.

         SECTION 12. POWERS AND DUTIES OF ASSISTANT SECRETARIES. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all of the duties, and may exercise any of the powers, of the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them by the Trustees.

         SECTION 13. COMPENSATION OF OFFICERS AND TRUSTEES AND MEMBERS OF THE ADVISORY BOARD. Subject to any applicable law or provision of the Declaration, the compensation of the officers and Trustees and members of the Advisory Board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

                                   ARTICLE VII

                                   FISCAL YEAR

         The fiscal year of the Trust shall begin on the first day of October in each year and shall end on the last day of September in that year, provided, however, that the Trustees may from time to time change the fiscal year.

                                  ARTICLE VIII

                                      SEAL

         The Trustees shall adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

                                   ARTICLE IX

                                WAIVERS OF NOTICE

         Whenever any notice is required to be given by law, the Declaration or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been telegraphed, cabled or wirelessed or sent by facsimile or other electronic means for the purposes of these By-Laws when it has been delivered to a representative of any telegraph, cable or wireless company with instruction that it be telegraphed, cabled or wirelessed or when a confirmation of such facsimile having been sent, or a confirmation that such electronic means has sent the notice being transmitted, is generated. Any notice shall be deemed to be given at the time when the same shall be mailed, telegraphed, cabled or wirelessed or when sent by facsimile or other electronic means.

                                    ARTICLE X

                                    CUSTODIAN

         SECTION 1. APPOINTMENT AND DUTIES. The Trustees shall at all times employ a bank or trust company having a capital, surplus and undivided profits of at least five million dollars ($5,000,000.00) as custodian with authority as its agent, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the Declaration, these By-Laws and the 1940 Act:

                  (i) to hold the securities owned by the Trust and deliver the same upon written order;

                  (ii) to receive and issue receipts for any monies due to the Trust and deposit the same in its own banking department or elsewhere as the Trustees may direct;

                  (iii)    to disburse such funds upon orders or vouchers;

                  (iv) if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

                  (v) if authorized to do so by the Trustees, to compute the net income of the Trust;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian. If so directed by a Majority Shareholder Vote, the custodian shall deliver and pay over all Trust Property held by it as specified in such vote.

         The Trustees may also authorize the custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall be a bank or trust company organized under the laws of the United States or one of the states thereof and having capital, surplus and undivided profits of at least five million dollars ($5,000,000.00) or such foreign banks and securities depositories as meet the requirements of applicable provisions of the 1940 Act or the rules and regulations thereunder.

         SECTION 2. CENTRAL CERTIFICATE SYSTEM. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class or series of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust or its custodian.

         SECTION 3. ACCEPTANCE OF RECEIPTS IN LIEU OF CERTIFICATES. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to accept written receipts or other written evidences indicating purchases of securities held in book-entry form in the Federal Reserve System in accordance with regulations promulgated by the Board of Governors of the Federal Reserve System and the local Federal Reserve Banks in lieu of receipt of certificates representing such securities.

         SECTION 4. PROVISIONS OF CUSTODIAN CONTRACT. The substance of the following provisions shall apply to the employment of a custodian pursuant to this Article X and to any contract entered into with the custodian so employed:

                  (i) The Trustees shall cause to be delivered to the custodian all securities owned by the Trust or to which it may become entitled, and shall order the same to be delivered by the custodian only upon completion of a sale, exchange, transfer, pledge, or other disposition thereof, and upon receipt by the custodian of the consideration therefor or a certificate of deposit or a receipt of an issuer or of its Transfer Agent, all as the Trustees may generally or from time to time require or approve, or to a successor custodian; and the Trustees shall cause all funds owned by the Trust or to which it may become entitled to be paid to the custodian, and shall order the same disbursed only for investment against delivery of the securities acquired, or in payment of expenses, including management compensation, and liabilities of the Trust, including distributions to Shareholders, or to a successor custodian; provided, however, that nothing herein shall prevent the custodian from paying for securities before such securities are received by the custodian or the custodian from delivering securities prior to receiving payment therefor in accordance with the payment and delivery customs of the market in which such securities are being purchased or sold
                           .

                  (ii) In case of the resignation, removal or inability to serve of any such custodian, the Trust shall promptly appoint another bank or trust company meeting the requirements of this Article X as successor custodian. The agreement with the custodian shall provide that the retiring custodian shall, upon receipt of notice of such appointment, deliver the funds and property of the Trust in its possession to and only to such successor, and that pending appointment of a successor custodian, or a vote of the Shareholders to function without a custodian, the custodian shall not deliver funds and property of the Trust to the Trust, but may deliver all or any part of them to a bank or trust company doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus and undivided profits (as shown in its last published report) of at least $5,000,000, as the property of the Trust to be held under terms similar to those on which they were held by the retiring custodian.

                                   ARTICLE XI

                           SALE OF SHARES OF THE TRUST

         The Trustees may from time to time issue and sell or cause to be issued and sold Shares for cash or other property, which shall in every case be paid or delivered to the Custodian as agent of the Trust before the delivery of any certificate for such shares. The Shares, including additional Shares which may have been repurchased by the Trust (herein sometimes referred to as "treasury shares"), may not be sold at a price less than the net asset value thereof (as defined in Article XII hereof) determined by or on behalf of the Trustees next after the sale is made or at some later time after such sale.

         No Shares need be offered to existing Shareholders before being offered to others. No Shares shall be sold by the Trust (although Shares previously contracted to be sold may be issued upon payment therefor) during any period when the determination of net asset value is suspended by declaration of the Trustees pursuant to the provisions of Article XII hereof. In connection with the acquisition by merger or otherwise of all or substantially all the assets of an investment company (whether a regulated or private investment company or a personal holding company), the Trustees may issue or cause to be issued Shares and accept in payment therefor such assets valued at not more than market value thereof in lieu of cash, notwithstanding that the federal income tax basis to the Trust of any assets so acquired may be less than the market value, provided that such assets are of the character in which the Trustees are permitted to invest the funds of the Trust.

         The Trustees, in their sole discretion, may cause the Trust to redeem all of the Shares of the Trust held by any Shareholder if the value of such Shares is less than a minimum amount established from time to time by the Trustees.

                                   ARTICLE XII

                            NET ASSET VALUE OF SHARES

         The term "net asset value" per Share of any class or series of Shares shall mean: (i) the value of all assets of that series or class; (ii) less total liabilities of such series or class; (iii) divided by the number of Shares of such series or class outstanding, in each case at the time of such determination, all as determine by or under the direction of the Trustees. Such value shall be determined on such days and at such time as the Trustees may determine. Such determination shall be made with respect to securities for which market quotations are readily available, at the market value of such securities; and with respect to other securities and assets, at the fair value as determined in good faith by or pursuant to the direction of the Trustees, provided, however, that the Trustees, without shareholder approval, may alter the method of appraising portfolio securities insofar as permitted under the 1940 Act, and the rules, regulations and interpretations thereof promulgated or issued by the Securities and Exchange Commission or insofar as permitted by any order of the Securities and Exchange commission. The Trustees may delegate any powers and duties under this Article XII with respect to appraisal of assets and liabilities. At any time the Trustees may cause the value per share last determined to be determined again in a similar manner and may fix the time when such predetermined value shall become effective.

                                  ARTICLE XIII

                           DIVIDENDS AND DISTRIBUTIONS

         SECTION 1. LIMITATIONS ON DISTRIBUTIONS. The total of distributions to Shareholders of a particular series or class paid in respect of any one fiscal year, subject to the exceptions noted below, shall, when and as declared by the Trustees, be approximately equal to the sum of:

                  (i) the net income, exclusive of the profits or losses realized upon the sale of securities or other property, of such series or class for such fiscal year, determined in accordance with generally accepted accounting principles (which, if the Trustees so determine, may be adjusted for net amounts included as such accrued net income in the price of Shares of such series or class issued or repurchased), but if the net income of such series or class exceeds the amount distributed by less than one cent per share outstanding at the record date for the final dividend, the excess shall be treated as distributable income of such series or class for the following fiscal year; and

                  (ii) in the discretion of the Trustees, an additional amount which shall not substantially exceed the excess of profits over losses on sales of securities or other property allocated or belonging to such series or class for such fiscal year.

The decision of the Trustees as to what, in accordance with generally accepted accounting principles, is income and what is principal shall be final, and except as specifically provided herein the decision of the Trustees as to what expenses and charges of the Trust shall be charged against principal and what against income shall be final, all subject to any applicable provisions of the 1940 Act and rules, regulations and orders of the Commission promulgated thereunder. For the purposes of the limitation imposed by this Section 1, Shares issued pursuant to Section 2 of this Article XIII shall be valued at the amount of cash which the Shareholders would have received if they had elected to receive cash in lieu of such Shares.

         Inasmuch as the computation of net income and gains for federal income tax purposes may vary from the computation thereof on the books, the above provisions shall be interpreted to give to the Trustees the power in their discretion to distribute for any fiscal year as ordinary dividends and as capital gains distributions, respectively, additional amounts sufficient to enable the Trust to avoid or reduce liability for taxes. Any payment made to Shareholders pursuant to clause (ii) of this Section 1 shall be accompanied by a written statement showing the source or sources of such payment, and the basis of computation thereof.

         SECTION 2. DISTRIBUTIONS PAYABLE IN CASH OR SHARES. The Trustees shall have power, to the fullest extent permitted by the laws of The Commonwealth of Massachusetts but subject to the limitation as to cash distributions imposed by
Section 1 of this Article XIII, at any time or from time to time to declare and cause to be paid distributions payable at the election of any Shareholder of any series or class (whether exercised before or after the declaration of the distribution) either in cash or in Shares of such series, provided that the sum of:

                  (i) the cash distribution actually paid to any Shareholder, and

                  (ii) the net asset value of the Shares which that Shareholder elects to receive, in effect at such time at or after the election as the Trustees may specify, shall not exceed the full amount of cash to which that Shareholder would be entitled if he elected to receive only cash.

In the case of a distribution payable in cash or Shares at the election of a Shareholder, the Trustees may prescribe whether a Shareholder, failing to express his election before a given time shall be deemed to have elected to take Shares rather than cash, or to take cash rather then Shares, or to take Shares with cash adjustment of fractions.

         The Trustees, in their sole discretion, may cause the Trust to require that all distributions payable to a shareholder in amounts less than such amount or amounts determined from time to time by the Trustees be reinvested in additional shares of the Trust rather than paid in cash, unless a shareholder who, after notification that his distributions will be reinvested in additional shares in accordance with the preceding phrase, elects to receive such distributions in cash. Where a shareholder has elected to receive distributions in cash and the postal or other delivery service is unable to deliver checks to the shareholder's address of record, the Trustees, in their sole discretion, may cause the Trust to require that such Shareholder's distribution option will be converted to having all distributions reinvested in additional shares.

         SECTION 3. STOCK DIVIDENDS. Anything in these By-Laws to the contrary notwithstanding, the Trustees may at any time declare and distribute pro rata among the Shareholders of any series or class a "stock dividend" out of either authorized but unissued Shares of such series or class or treasury Shares of such series or class or both.

                                   ARTICLE XIV

                                DERIVATIVE CLAIMS

         No Shareholder shall have the right to bring or maintain any court action, proceeding or claim on behalf of the Trust or any series or class thereof without first making demand on the Trustees requesting the Trustees to bring or maintain such action, proceeding or claim. Such demand shall be excused only when the plaintiff makes a specific showing that irreparable injury to the Trust or any series or class thereof would otherwise result. Such demand shall be mailed to the Clerk of the Trust at the Trust's principal office and shall set forth in reasonable detail the nature of the proposed court action, proceeding or claim and the essential facts relied upon by the Shareholder to support the allegations made in the demand. The Trustees shall consider such demand within 45 days of its receipt by the Trust. In their sole discretion, the Trustees may submit the matter to a vote of Shareholders of the Trust or any series or class thereof, as appropriate. Any decision by the Trustees to bring, maintain or settle (or not to bring, maintain or settle) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Trustees in their business judgment and shall be binding upon the Shareholders. Any decision by the Trustees to bring or maintain a court action, proceeding or suit on behalf of the Trust or any series or class thereof shall be subject to the right of the Shareholders under Article VI, Section 6.8 of the Declaration to vote on whether or not such court action, proceeding or suit should or should not be brought or maintained.

                                   ARTICLE XV

                                   AMENDMENTS

         These By-Laws, or any of them, may be altered, amended or repealed, restated, or new By-Laws may be adopted:

                  (i)      by Majority Shareholder Vote, or

                  (ii)     by the Trustees,

provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration or these By-Laws, a vote of the Shareholders.